HOLLYER BRADY SMITH & HINES LLP
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                        October 27, 2000


To the Trustees of Capital Cash Management Trust

     We consent to the incorporation by reference into post-effective amendment No. 42 under the 1933 Act and No. 25 under the 1940 Act of our opinion dated August 16, 1999.


                         Hollyer Brady Smith & Hines LLP

                         /s/ W.L.D. Barrett

                         by__________________________
                                 Partner